SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2008

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.05.	Amendment to Code of Ethics.

On January 24, 2008, the Board of Directors of Bryn Mawr Bank Corporation (the “Corporation”) approved certain amendments to the Corporation’s Code of Business Conduct and Ethics (the “Code”). The following is a summary of the amendments:

•

To provide a greater explanation of the conflict of interest sections of the Code, a provision was added specifically prohibiting loans of personal funds to, guarantees of indebtedness for, or investments in, known customers, borrowers or suppliers of the Corporation or its subsidiaries by directors, officers and/or employees. This prohibition is subject to exceptions for a publicly owned entity, for transactions with immediate family members and for transactions with entities owned or controlled by immediate family members.

•	The definition of “Family Members” was revised to conform to the Securities and Exchange Commission’s definition of “Immediate Family Members.”

•	The amendments also made technical changes to the Code.

The Code, as amended, is effective as of January 24, 2008. A complete copy of the Code, as revised, is available on the Corporation’s website as www.bmbc.com under the “Investor Relations/Governance Documents” link.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President
and Chief Executive Officer

Date: January 29, 2008